SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 OCTOBER 1, 2007



                      WORLDWATER & SOLAR TECHNOLOGIES CORP.
                      -------------------------------------

               (Exact Name of Registrant as specified in charter)

         Delaware                   0-16936                     33-123045
  ----------------------------------------------------------------------------
 (State or other jurisdiction     (Commission                (IRS Employer
        of incorporation)           File Number)           Identification No.)



             200 Ludlow Drive, Ewing, New Jersey         08638
        -----------------------------------------------------------
         (Address of principal executive offices)       (Zip Code)



      Registrant's telephone number, including area code:   609-818-0700


                            WorldWater & Power Corp.
                            Pennington Business Park
                                55 Route 31 South
                         Pennington, New Jersey   08534
            _________________________________________________________
         (Former name or former address, if changed since last report.)


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On October 1, 2007, WorldWater & Solar Technologies Corp. ("WORLDWATER") issued a press release, announcing the entry into a contract to engineer and build a 2 Megawatt solar system at Denver International Airport. A copy of the press release is furnished as Exhibit 99.1 to this report.

Also, on October 1, 2007, WorldWater commenced occupancy under the terms of a commercial office lease for 30,000 square feet to house our headquarters in New
Jersey ("LEASE").   Ludlow Properties LLC of Hackensack, New Jersey, is the
landlord under the terms of the Lease which has an initial term of eight years, with two five year options to renew. The first year's annual rent under the Lease is $210,000 plus common area maintenance charges of approximately $57,900. For the initial eight year term, each subsequent year's rent is increased by $0.25 per square foot. Rent shall increase by $0.75 per square foot for each year of the two five year options. A copy of the Lease is furnished as Exhibit
10.1 to this report.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1     Commercial Lease with Ludlow Properties LLC.

99.1     Press Release dated October 1, 2007

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     _______________________________________________________________________

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & SOLAR TECHNOLOGIES CORP.

By:  /s/ Quentin T. Kelly
-----------------------------------------------
Quentin T. Kelly Chairman and CEO

Date:  October 4, 2007

EXHIBIT INDEX
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10.1     Commercial Lease with Ludlow Properties LLC

99.1     Press Release dated October 1, 2007.